FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor / Media Contact: Mel Stephens (248) 447-1624 Investor Contact: Ed Lowenfeld (248) 447- 4380

Lear Reports Improved Fourth Quarter

and Full Year 2014 Financial Results

SOUTHFIELD, Michigan, January 30, 2015 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported improved financial results for the fourth quarter and full year 2014 and confirmed its full year 2015 financial outlook. Highlights include:

Fourth Quarter 2014

•	Sales of $4.5 billion, up 7% from a year ago

•	Core operating earnings of $280 million, up 35%

•	Company operating margin of 6.2%, up from 4.9% a year ago

•	Improved margins in both business segments

•	Adjusted earnings per share of $2.27, up 46%

•	Refinanced debt to increase liquidity, improve financial flexibility and reduce borrowing costs

Full Year 2014

•	Sales of $17.7 billion, up 9% from a year ago

•	Core operating earnings of $1.05 billion, up 25%

•	Company operating margin of 5.9%, up from 5.2% a year ago

•	Improved sales and margins in both business segments

•	Adjusted earnings per share of $8.15, up 38%

•	Free cash flow of $503 million

•	Returned $477 million to shareholders through share repurchases and dividends

•	Completed Eagle Ottawa acquisition in January 2015

“2014 marked our fifth consecutive year of higher sales, earnings per share and strong free cash flow,” said Matt Simoncini, Lear’s president and chief executive officer. “Sales grew faster than industry production, and we improved our margins in both business segments on a year-over-year basis. Our improving financial results and our strong sales backlog demonstrate that our focused strategy is delivering value for our customers and for our shareholders. The investments that we have made in expanding our Electrical business, increasing our component capabilities and improving our low-cost manufacturing and engineering footprint in both business segments, as well as the acquisitions of Eagle Ottawa and Guilford, have positioned Lear to take advantage of industry growth and major industry trends.”

(more)

Business Conditions

In the fourth quarter, global vehicle production increased 1% from a year ago, primarily reflecting growth in China and North America. Production was up 7% in China and up 4% in North America. Production was flat in Europe & Africa and down 12% in South America.

For the full year, global vehicle production increased 3% from a year ago to a record 85.6 million vehicles. Production in China, North America and Europe & Africa increased by 9%, 5% and 3%, respectively. Production in South America was down 17%.

Fourth Quarter 2014 Financial Results

For the fourth quarter of 2014, Lear reported sales of $4.5 billion, core operating earnings of $280 million, net income of $262 million and adjusted earnings per share of $2.27. This compares with sales of $4.3 billion, core operating earnings of $208 million, net income of $73 million and adjusted earnings per share of $1.55 for the fourth quarter of 2013.

In the Seating segment, sales were up 10% to $3.5 billion, reflecting higher production on key platforms and the addition of new business, partially offset by the impact of foreign exchange. Adjusted segment earnings were $203 million or 5.9% of sales. Earnings increased 30% from last year, primarily reflecting the increase in sales and favorable operating performance.

In the Electrical segment, sales were down 1% to $1.1 billion. Excluding the impact of foreign exchange, sales were up 4%, primarily reflecting the addition of new business. The Electrical segment continues to report strong earnings growth, driven by an industry leading cost structure and strong operating performance. Adjusted segment earnings were $146 million or 13.3% of sales, marking our 21st consecutive quarter of year-over-year margin improvement. Earnings increased 18% from last year, reflecting favorable operating performance.

In the fourth quarter of 2014, free cash flow was $372 million, and net cash provided by operating activities was $516 million.

Reconciliations of core operating earnings to pretax income before equity income, adjusted net income to net income attributable to Lear, adjusted earnings per share to diluted net income per share attributable to Lear, adjusted segment earnings to reported segment earnings and free cash flow to net cash provided by operating activities, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), are provided in the attached supplemental data pages.

Full Year 2014 Financial Results

For the full year 2014, Lear reported sales of $17.7 billion, core operating earnings of $1.05 billion, net income of $672 million and adjusted earnings per share of $8.15. This compares with sales of $16.2 billion, core operating earnings of $839 million, net income of $431 million and adjusted earnings per share of $5.90 in 2013.

In the Seating segment, net sales were up 11% to $13.3 billion, reflecting primarily higher production on key platforms and the addition of new business. Adjusted segment earnings were $752 million or 5.7% of sales. Earnings increased 15% from last year, primarily reflecting the increase in sales and favorable operating performance.

In the Electrical segment, net sales were up 5% to $4.4 billion, driven primarily by the addition of new business. Adjusted segment earnings were $567 million or 12.8% of sales. Earnings increased 33% from last year, reflecting operating efficiencies, as well as the increase in sales.

Free cash flow in 2014 was $503 million, and net cash provided by operating activities was $928 million.

Debt Financing

In November 2014, Lear took advantage of favorable conditions in the debt markets to increase liquidity and reduce our overall borrowing costs. Lear increased its revolving credit facility by $250 million to $1.25 billion and extended the maturity to 2019. The Company also issued $1.15 billion of new debt to fund 100% of the Eagle Ottawa acquisition and the anticipated March 2015 redemption of our remaining 8.125% senior notes due in 2020. Lear remains committed to maintaining a strong and flexible balance sheet with sufficient liquidity and investment grade credit metrics.

Share Repurchase Program

During the fourth quarter of 2014, Lear repurchased 1.6 million shares of its common stock for a total of $152 million. As of the end of the fourth quarter, we have a remaining share repurchase authorization of $339 million, which expires in April 2016 and reflects approximately 4% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 30.9 million shares of its common stock for a total of $1.9 billion at an average price of $61.97 per share. This represents a reduction of approximately 29% of our shares outstanding at the time we began the program.

Eagle Ottawa Acquisition

On January 5, 2015, Lear completed its acquisition of Eagle Ottawa, the world’s leading supplier of premium automotive leather. Eagle Ottawa will further strengthen Lear’s industry leading seat cover capabilities, improve profitability and accelerate our growth prospects.

The Eagle Ottawa acquisition is consistent with our strategy to strengthen and profitably grow our two business segments by expanding our component capabilities with a focus on customer and geographic diversification. We have already begun to integrate Eagle Ottawa into Lear’s operations and look forward to the benefits this acquisition will bring to our Company.

Full Year 2015 Financial Outlook

Summarized below are highlights of our 2015 full year financial outlook, which includes the impact of the Eagle Ottawa acquisition. Key 2015 assumptions include industry vehicle production of 17.4 million units in North America, up 3% from 2014, 20.5 million units in Europe & Africa, consistent with 2014, and 22.9 million units in China, up 8% from 2014. Lear’s financial guidance is based on an average full year exchange rate of $1.15/Euro, down 14% from 2014.

Sales in 2015 are expected to be in the range of $18.5 to $19.0 billion, and core operating earnings are expected to be in the range of $1.175 to $1.225 billion. The increased earnings reflect higher sales and improving Company margins. Free cash flow in 2015 is expected to be approximately $575 million.

Pretax income before restructuring costs and other special items is estimated to be in the range of $1.08 to $1.13 billion. Our effective tax rate is expected to be approximately 30% in 2015. Adjusted net income attributable to Lear is expected to be in the range of $720 to $755 million.

Pretax operational restructuring costs in 2015 are estimated to be about $80 million. Capital spending in 2015 is estimated to be approximately $500 million. Depreciation and amortization expense is estimated to be about $385 million in 2015.

Webcast Information

Lear will webcast a conference call to review the Company’s fourth quarter and full year 2014 financial results and related matters on January 30, 2015, at 9:00 a.m. Eastern Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until February 13, 2015, with a Conference I.D. of 62876068.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure).

Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; the impact of new regulations related to conflict minerals; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described in the Company’s Annual Report on Form 10-K for the

year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended June 28, 2014, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation (NYSE: LEA) is one of the world’s leading suppliers of automotive seating and electrical distribution systems. Lear serves every major automaker in the world, and Lear content can be found on more than 300 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 132,000 employees located in 36 countries. Lear currently ranks #177 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at www.lear.com.

# # #

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Months Ended
	December 31,	December 31,
	2014	2013

Net sales	$4,549.7	$4,256.1

Cost of sales	4,157.7	3,936.7
Selling, general and administrative expenses	127.1	142.6
Amortization of intangible assets	8.3	8.6
Interest expense	20.4	16.8
Other expense, net	17.2	20.3

Consolidated income before income taxes and equity in net income of affiliates	219.0	131.1
Income taxes	(41.7)	62.5
Equity in net income of affiliates	(7.3)	(11.3)

Consolidated net income	268.0	79.9
Net income attributable to noncontrolling interests	6.2	7.1

Net income attributable to Lear	$261.8	$72.8

Diluted net income per share attributable to Lear	$3.24	$0.88

Weighted average number of diluted shares outstanding	80.9	82.9

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2014	2013

Net sales	$17,727.3	$16,234.0

Cost of sales	16,234.5	14,934.3
Selling, general and administrative expenses	529.9	528.7
Amortization of intangible assets	33.7	34.4
Interest expense	67.5	68.4
Other expense, net	74.3	58.1

Consolidated income before income taxes and equity in net income of affiliates	787.4	610.1
Income taxes	121.4	192.7
Equity in net income of affiliates	(36.3)	(38.4)

Consolidated net income	702.3	455.8
Net income attributable to noncontrolling interests	29.9	24.4

Net income attributable to Lear	$672.4	$431.4

Diluted net income per share attributable to Lear	$8.23	$4.99

Weighted average number of diluted shares outstanding	81.7	86.4

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2014	2013
ASSETS
Current:
Cash and cash equivalents	$1,094.1	$1,137.7
Accounts receivable	2,471.7	2,278.3
Inventories	853.7	818.7
Other	960.1	687.8

	5,379.6	4,922.5

Long-Term:
PP&E, net	1,624.7	1,587.2
Goodwill	726.2	757.2
Other	1,419.7	1,064.0

	3,770.6	3,408.4

Total Assets	$9,150.2	$8,330.9

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,525.3	$2,438.7
Accrued liabilities	1,188.8	1,140.4
Current portion of long-term debt	243.7	—

	3,957.8	3,579.1

Long-Term:
Long-term debt	1,475.0	1,057.1
Other	688.1	545.2

	2,163.1	1,602.3

Equity	3,029.3	3,149.5

Total Liabilities and Equity	$9,150.2	$8,330.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31,	December 31,
	2014	2013
Net Sales
Europe and Africa	$1,769.3	$1,665.3
North America	1,752.2	1,543.2
Asia	839.3	819.7
South America	188.9	227.9

Total	$4,549.7	$4,256.1

Content Per Vehicle [1]
Europe and Africa	$337	$324
North America	$404	$377

Free Cash Flow [2]
Net cash provided by operating activities	$516.1	$390.5
Capital expenditures	(143.9)	(131.4)

Free cash flow	$372.2	$259.1

Depreciation and Amortization	$78.3	$77.2

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$219.0	$131.1
Interest expense	20.4	16.8
Other expense, net	17.2	20.3

Pretax income before equity income, interest and other expense	256.6	168.2
Restructuring costs and other special items -
Costs related to restructuring actions	24.3	36.6
Labor-related litigation claims	—	2.4
Other	(0.6)	1.0

Core operating earnings	$280.3	$208.2

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$261.8	$72.8
Restructuring costs and other special items -
Costs related to restructuring actions	24.3	36.6
Loss on extinguishment of debt	0.4	—
Labor-related litigation claims	—	2.4
Loss related to affiliates	4.9	—
Other	0.9	1.0
Tax impact of special items and other net tax adjustments [3]	(108.9)	16.0

Adjusted net income attributable to Lear	$183.4	$128.8

Weighted average number of diluted shares outstanding	80.9	82.9

Diluted net income per share attributable to Lear	$3.24	$0.88

Adjusted earnings per share	$2.27	$1.55

[1]	Content Per Vehicle for 2013 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items including changes in valuation allowances in several foreign and domestic subsidiaries. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share and per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2014	2013
Net Sales
Europe and Africa	$7,004.6	$6,248.6
North America	6,769.8	6,106.7
Asia	3,101.8	2,887.9
South America	851.1	990.8

Total	$17,727.3	$16,234.0

Content Per Vehicle [1]
Europe and Africa	$341	$315
North America	$399	$377

Free Cash Flow [2,3]
Net cash provided by operating activities	$927.8	$820.1
Adjusted capital expenditures	(424.7)	(453.5)

Free cash flow	$503.1	$366.6

Depreciation and Amortization	$310.9	$285.5

Diluted Shares Outstanding at end of quarter [4]	79,961,664	83,079,263

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$787.4	$610.1
Interest expense	67.5	68.4
Other expense, net	74.3	58.1

Pretax income before equity income, interest and other expense	929.2	736.6
Restructuring costs and other special items -
Costs related to restructuring actions	114.3	83.8
Costs related to proxy contest	—	3.0
Acquisition and other related costs	5.3	—
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	7.3
Other	0.8	1.4

Core operating earnings	$1,049.6	$839.4

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$672.4	$431.4
Restructuring costs and other special items -
Costs related to restructuring actions	115.3	83.8
Costs related to proxy contest	—	3.0
Acquisition and other related costs	5.3	—
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	7.3
Loss on extinguishment of debt	17.9	3.6
Loss related to affiliates, net	0.8	—
Other	3.3	1.4
Tax impact of special items and other net tax adjustments [5]	(149.1)	(27.8)

Adjusted net income attributable to Lear	$665.9	$510.0

Weighted average number of diluted shares outstanding	81.7	86.4

Diluted net income per share attributable to Lear	$8.23	$4.99

Adjusted earnings per share	$8.15	$5.90

[1]	Content Per Vehicle for 2013 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $424.7 million and $460.6 million in 2014 and 2013, respectively, net of related insurance proceeds of $7.1 million in 2013.
[4]	Calculated using stock price at end of year.
[5]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items including changes in valuation allowances in several foreign and domestic subsidiaries. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended
	December 31,	December 31,
	2014	2013
Adjusted Segment Earnings

Seating
Net sales	$3,452.7	$3,145.5

Segment earnings	$183.9	$126.2
Costs related to restructuring actions	19.1	26.6
Acquisition and other related costs	0.1	—
Labor-related litigation claims	—	2.4
Other	—	0.7

Adjusted segment earnings	$203.1	$155.9

Adjusted segment margins	5.9%	5.0%

Electrical
Net sales	$1,097.0	$1,110.6

Segment earnings	$143.3	$118.8
Costs related to restructuring actions	3.0	5.3

Adjusted segment earnings	$146.3	$124.1

Adjusted segment margins	13.3%	11.2%

	Twelve Months Ended
	December 31, 2014	December 31, 2013
Adjusted Segment Earnings

Seating
Net sales	$13,310.6	$12,018.1

Segment earnings	$655.2	$576.9
Costs related to restructuring actions	92.4	60.6
Acquisition and other related costs	2.5	—
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	7.3
Other	2.3	0.7

Adjusted segment earnings	$752.4	$652.8

Adjusted segment margins	5.7%	5.4%

Electrical
Net sales	$4,416.7	$4,215.9

Segment earnings	$556.6	$414.3
Costs related to restructuring actions	10.1	13.1
Other	0.4	—

Adjusted segment earnings	$567.1	$427.4

Adjusted segment margins	12.8%	10.1%